Exhibit 99.1

MONTROSE ENVIRONMENTAL GROUP ANNOUNCES FIRST QUARTER 2022 RESULTS

- Strong Revenue Growth in Nearly All Business Lines Offset Expected Decline in COVID-19-Related Revenue -

- Continued Accretion in Operating Segments’ Adjusted EBITDA Margin -

- Reiterates Guidance and Growth Outlook for Full Year 2022 -

Little Rock, Arkansas (May 9, 2022) – Montrose Environmental Group, Inc. (the “Company,” “Montrose” or “MEG”) (NYSE: MEG) today announced results for the first quarter ended March 31, 2022.

First Quarter 2022 Highlights

•
Total revenue of $134.7 million increased 0.6% compared to total revenue of $133.8 million in the prior year quarter despite an expected decline in CTEH COVID-19-related revenue. The surge in organic revenue growth was primarily driven by Water, Renewable Energy and GHG measurement services.
•
Net loss of $7.5 million compared to a net loss of $12.9 million in the prior year quarter. Net loss margin1 was (5.6)%, improved from (9.7)% in the prior year.
•
Total Operating Segments Adjusted EBITDA margin increased to 17.8%, compared to 17.3% in the prior year quarter.
•
Adjusted EBITDA2 of $16.5 million compared to Adjusted EBITDA2 of $16.8 million in the prior year quarter. Adjusted EBITDA margin2 of 12.2% compared to Adjusted EBITDA margin2 of 12.6% in the prior quarter.

Montrose Chief Executive Officer and Director, Vijay Manthripragada, commented, “The strong demand for our environmental solutions continued into 2022. We have been particularly pleased by the rapid organic revenue and earnings growth in our water solutions, GHG measurement and negative carbon intensity energy service lines. The surge in our organic growth in these and other business lines helped offset an expected and material decline in CTEH COVID-19-related services. For the full year 2022, we continue to expect to produce strong organic growth in nearly all business lines, excluding our CTEH business. Additionally, we are successfully integrating the highly additive team from Environmental Standards and remain optimistic about prospective and accretive acquisitions in our pipeline. We are excited by the trajectory of our business and are confident that we will continue to execute on our growth strategy to provide further value for our stakeholders.”

First Quarter 2022 Results

Total revenue in the first quarter of 2022 increased 0.6% to $134.7 million compared to $133.8 million in the prior year quarter. The increase in revenues was primarily driven by organic growth in our Measurement and Analysis and Remediation and Reuse segments, partially offset by significantly lower COVID-19-related services provided by

__________________________________________________________________

(1) Net loss margin represents net loss as a percentage of revenues

(2) Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. See the appendix to this release for a discussion of these measures, including how they are calculated and the reasons why we believe they provide useful information to investors, and a reconciliation for historical periods to the most directly comparable GAAP measures.

CTEH. First quarter revenue growth also benefited from the acquisitions completed during 2021 and the first quarter of 2022, including Vista Analytical Laboratory, Inc., Environmental Intelligence, LLC, Environmental Chemistry, Inc., Horizon Water and Environment, LLC, and Environmental Standards, Inc.

Net loss was $7.5 million, compared to a net loss of $12.9 million in the prior year quarter and net loss margin1 was (5.6)%, improved from (9.7)% in the prior year. The year-over-year change was primarily attributable to higher revenues and a fair value gain on our interest rate swap in the current year and fair value adjustment charges in the prior year related to contingent earn-out obligations and the Series A-2 preferred stock, partially offset by higher stock-based compensation and income tax expense in the current year.

Adjusted EBITDA2 was $16.5 million, compared to $16.8 million in the prior year quarter. Adjusted EBITDA margin2 declined 40 basis points to 12.2% compared to 12.6% in the prior year quarter despite an increase in Total Operating Segments Adjusted EBITDA margin to 17.8%, compared to 17.3% in the prior year quarter, mainly due to investments in corporate infrastructure to enable the next phase of growth. Corporate investments were accelerated given the faster-than-anticipated growth in the business and to support the continued ramp in revenues.

Operating Cash Flow, Liquidity and Capital Resources

Cash used in operating activities for the three months ended March 31, 2022 was $18.3 million compared to cash used in operating activities of $13.9 million in the prior year period. Cash flow from operations includes payment of contingent consideration of $19.5 million and zero in the current and prior year periods, respectively. Excluding these acquisition-related contingent earnout payments, which are not part of day-to-day operations, cash flow from operating activities was $1.2 million compared to cash used in operating activities of $13.9 million in the prior year period, an increase of $15.1 million.

As of March 31, 2022, Montrose had total debt, before debt issuance costs, of $170.6 million and $218.8 million of liquidity, including $93.8 million of cash and $125.0 million of availability on its revolving credit facility. As of March 31, 2022, Montrose’s leverage ratio under its credit facility, which was impacted by the acquisition of Environmental Standards Inc. (“EnvStd”) in January 2022 and includes acquisition-related contingent earnout payments that may become payable in cash, was 1.1 times. In addition, in January 2022, the Company entered into an interest rate swap transaction fixing the floating component of the interest rate on $100.0 million of borrowings to 1.39% until January 27, 2025.

Recent Acquisitions

In January 2022, Montrose acquired EnvStd, an internationally recognized environmental consulting firm. EnvStd is part of the Company’s Assessment, Permitting & Response segment.

Full Year 2022 Outlook

The Company reiterates its full year 2022 outlook for revenue to be in the range of $520.0 million to $570.0 million and Adjusted EBITDA1 to be in the range of $73.0 million to $78.0 million.

The Company’s 2022 forecast reflects an expectation of organic growth outperformance relative to the Company’s historical average of 7.0% - 9.0% (excluding CTEH). The 2022 forecast also reflects revenue from CTEH to be elevated versus CTEH's expected $75.0 - $95.0 million revenue run-rate. CTEH remains elevated due to a continuation of certain COVID-19 pandemic related services which remain difficult to forecast.

The outlook does not include any benefit from future acquisitions that have not yet been completed.

Webcast and Conference Call

CEO Vijay Manthripragada and CFO Allan Dicks will host a webcast and conference call on Tuesday, May 10, 2022 at 8:30 a.m. Eastern time to discuss first quarter financial results. Their prepared remarks will be followed by a question and answer session. A live webcast of the conference call will be available in the Investors section of the Montrose website at www.montrose-env.com. The conference call will also be accessible by dialing 1-844-826-3035 (Domestic) and 1-412-317-6026 (International). For those who are unable to listen to the live broadcast, an audio replay of the conference call will be available on the Montrose website for 30 days.

About Montrose

Montrose is a leading environmental solutions company focused on supporting commercial and government organizations as they deal with the challenges of today, and prepare for what’s coming tomorrow. With more than 2,700 employees across over 80 locations around the world, Montrose combines deep local knowledge with an integrated approach to design, engineering, and operations, enabling the Company to respond effectively and efficiently to the unique requirements of each project. From comprehensive air measurement and laboratory services to regulatory compliance, emergency response, permitting, engineering, and remediation, Montrose delivers innovative and practical solutions that keep its clients on top of their immediate needs – and well ahead of the strategic curve. For more information, visit www.montrose-env.com.

Forward‐Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as “intend,” “expect”, and “may”, and other similar expressions that predict or indicate future events or that are not statements of historical matters. Forward-looking statements are based on current information available at the time the statements are made and on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Further, many of these factors are, and may continue to be, amplified by the COVID-19 pandemic. Additional factors or events that could cause actual results to differ may also emerge from time to time, and it is not possible for the Company to predict all of them. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Contact Information:

Investor Relations:

Rodny Nacier

(949) 988-3383

ir@montrose-env.com

Media Relations:

Doug Donsky

(646) 361-1427

Montrose@icrinc.com

MONTROSE ENVIRONMENTAL GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS

(In thousands, except per share data)

	For the Quarter Ended March 31,
	2022	2021
REVENUES	$134,680	$133,817
COST OF REVENUES (exclusive of depreciation and amortization shown below)	88,386	95,316
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	41,807	25,000
FAIR VALUE CHANGES IN BUSINESS ACQUISITIONS CONTINGENT CONSIDERATION	(21)	11,064
DEPRECIATION AND AMORTIZATION	12,144	11,796
LOSS FROM OPERATIONS	(7,636)	(9,359)
OTHER INCOME (EXPENSE)
Other income (expense)	2,461	(882)
Interest expense—net	(1,092)	(2,688)
Total other income (expense)—net	1,369	(3,570)
LOSS BEFORE EXPENSE FROM INCOME TAXES	(6,267)	(12,929)
INCOME TAX EXPENSE	1,269	2
NET LOSS	$(7,536)	$(12,931)
EQUITY ADJUSTMENT FROM FOREIGN CURRENCY TRANSLATION	81	29
COMPREHENSIVE LOSS	(7,455)	(12,902)
CONVERTIBLE AND REDEEMABLE SERIES A-2 PREFERRED STOCK DIVIDEND	(4,100)	(4,100)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(11,636)	(17,031)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING— BASIC AND DILUTED	29,662	25,117
NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS— BASIC AND DILUTED	$(0.39)	$(0.68)

MONTROSE ENVIRONMENTAL GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS

(In thousands, except share data)

	March 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and restricted cash	$93,791	$146,741
Accounts receivable—net	81,650	98,513
Contract assets	51,716	40,139
Prepaid and other current assets	11,701	8,465
Total current assets	238,858	293,858
NON-CURRENT ASSETS:
Property and equipment—net	32,482	31,521
Operating lease right-of-use asset—net	30,129	23,532
Finance lease right-of-use asset—net	8,493	8,944
Goodwill	316,173	311,944
Other intangible assets—net	159,425	160,997
Other assets	4,685	2,298
TOTAL ASSETS	$790,245	$833,094
LIABILITIES, CONVERTIBLE AND REDEEMABLE SERIES A-2 PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued liabilities	58,992	68,936
Accrued payroll and benefits	18,679	25,971
Business acquisitions contingent consideration, current	1,429	31,450
Current portion of operating lease liabilities	8,368	6,888
Current portion of finance lease liabilities	3,477	3,512
Current portion of long-term debt	8,750	10,938
Total current liabilities	99,695	147,695
NON-CURRENT LIABILITIES:
Business acquisitions contingent consideration, long-term	5,566	4,350
Other non-current liabilities	90	100
Deferred tax liabilities—net	5,304	4,006
Conversion option	23,637	23,081
Operating lease liability—net of current portion	22,128	16,859
Finance lease liability—net of current portion	5,372	5,756
Long-term debt—net of deferred financing fees	159,761	161,818
Total liabilities	321,553	363,665
COMMITMENTS AND CONTINGENCIES
CONVERTIBLE AND REDEEMABLE SERIES A-2 PREFERRED STOCK $0.0001 PAR VALUE—
Authorized, issued and outstanding shares: 17,500 at March 31, 2022 and December 31, 2021; aggregate liquidation preference of $182.2 million at March 31, 2022 and December 31, 2021	152,928	152,928
STOCKHOLDERS’ EQUITY:
Common stock, $0.000004 par value; authorized shares: 190,000,000 at March 31, 2022 and December 31, 2021; issued and outstanding shares: 29,675,817 and 29,619,921 at March 31, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	470,897	464,143
Accumulated deficit	(155,214)	(147,678)
Accumulated other comprehensive income	81	36
Total stockholders’ equity	315,764	316,501
TOTAL LIABILITIES, CONVERTIBLE AND REDEEMABLE SERIES A-2 PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$790,245	$833,094

MONTROSE ENVIRONMENTAL GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Quarter Ended March 31,
	2022	2021
OPERATING ACTIVITIES:
Net loss	$(7,536)	$(12,931)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for bad debt	(528)	508
Depreciation and amortization	12,144	11,796
Amortization of right-of-use asset	2,271	1,875
Stock-based compensation expense	10,425	1,805
Fair value changes in financial instruments	(2,449)	602
Fair value changes in business acquisitions contingent consideration	(21)	11,064
Deferred income taxes	1,269	2
Other	143	358
Changes in operating assets and liabilities—net of acquisitions:
Accounts receivable and contract assets	10,037	(29,029)
Prepaid expenses and other current assets	(1,776)	787
Accounts payable and other accrued liabilities	(12,852)	3,186
Accrued payroll and benefits	(7,876)	(2,058)
Payment of contingent consideration	(19,457)	—
Change in operating leases	(2,122)	(1,878)
Net cash used in operating activities	$(18,328)	$(13,913)
INVESTING ACTIVITIES:
Purchases of property and equipment	(262)	(922)
Proceeds received from corporate owned insurance	266	—
Proprietary software development and other software costs	(50)	(204)
Purchase price true ups	(631)	—
Cash paid for acquisitions—net of cash acquired	(14,328)	(6,272)
Net cash used in investing activities	$(15,005)	$(7,398)
FINANCING ACTIVITIES:
Repayment of term loan	(4,375)	(547)
Payment of contingent consideration	(10,543)	—
Repayment of finance leases	(943)	(625)
Proceeds from issuance of common stock for exercised stock options	429	2,185
Dividend payment to the Series A-2 shareholders	(4,100)	(4,100)
Payments of deferred offering costs	(183)	—
Net cash used in financing activities	$(19,715)	$(3,087)
CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$(53,048)	$(24,398)
Foreign exchange impact on cash balance	98	158
CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Beginning of year	146,741	34,881
End of period	$93,791	$10,641
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Cash paid for interest	$184	$2,500
Cash paid for income tax	$—	$305
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Accrued purchases of property and equipment	$1,144	$594
Property and equipment purchased under finance leases	$512	$670
Common stock issued to acquire new businesses	$—	$2,271
Acquisitions unpaid contingent consideration	$6,995	$67,335

Non-GAAP Financial Information

In addition to our results under GAAP, in this release we also present certain other supplemental financial measures of financial performance that are not required by, or presented in accordance with, GAAP, including Adjusted EBITDA and Adjusted EBITDA margin. We calculate Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization, adjusted for the impact of certain other items, including stock-based compensation expense and acquisition-related costs, as set forth in greater detail in the table below. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenues.

Adjusted EBITDA and Adjusted EBITDA margin are two of the primary metrics used by management to evaluate our financial performance and compare it to that of our peers, evaluate the effectiveness of our business strategies, make budgeting and capital allocation decisions and in connection with our executive incentive compensation. These measures are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe they are helpful in highlighting trends in our operating results because they allow for more consistent comparisons of financial performance between periods by excluding gains and losses that are non-operational in nature or outside the control of management, as well as items that may differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments.

These non-GAAP measures do, however, have certain limitations and should not be considered as an alternative to net income (loss), net income (loss) margin or any other performance measure derived in accordance with GAAP. Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items for which we may make adjustments. In addition, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures used by other companies in our industry or across different industries, and other companies may not present these or similar measures. Management compensates for these limitations by using these measures as supplemental financial metrics and in conjunction with our results prepared in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single measure and to view Adjusted EBITDA and Adjusted EBITDA margin in conjunction with the related GAAP measures.

Additionally, we have provided estimates regarding Adjusted EBITDA for 2022. These projections account for estimates of revenue, operating margins and corporate and other costs. However, we cannot reconcile our projection of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, without unreasonable efforts because of the unpredictable or unknown nature of certain significant items excluded from Adjusted EBITDA and the resulting difficulty in quantifying the amounts thereof that are necessary to estimate net income (loss) . Specifically, we are unable to estimate for the future impact of certain items, including income tax (expense) benefit, stock-based compensation expense, fair value changes and the accounting for the issuance of the Series A-2 preferred stock. We expect the variability of these items could have a significant impact on our reported GAAP financial results.

In this release we also reference our organic growth. We define organic growth as the change in revenues excluding revenues from acquisitions for the first twelve months following the date of acquisition and excluding revenues from businesses disposed of or discontinued. As a result of the significance of CTEH to Montrose, and the potential annual volatility in CTEH’s revenues due to the emergency response aspect of their business, we also disclose organic growth without the annual organic revenue growth of CTEH. We expect to continue to disclose organic revenue growth with and without CTEH. Management uses organic growth as one of the means by which it assesses our results of operations. Organic growth is not, however, a measure of revenue growth calculated in accordance with U.S. generally accepted accounting principles, or GAAP, and should be considered in conjunction with revenue growth calculated in accordance with GAAP. We have grown organically and expect to continue to do so.

Montrose Environmental Group, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(in thousands)

	Quarter Ended March 31,
(in thousands)	2022	2021
Net loss	$(7,536)	$(12,931)
Interest expense	1,092	2,688
Income tax expense	1,269	2
Depreciation and amortization	12,144	11,796
EBITDA	$6,969	$1,555
Stock-based compensation (1)	10,425	1,805
Start-up losses and investment in new services (2)	786	968
Acquisition costs (3)	467	237
Fair value changes in financial instruments (4)	(2,449)	602
Expenses related to financing transactions (5)	7	50
Fair value changes in business acquisitions contingent consideration (6)	(21)	11,064
Other losses and expenses(7)	267	519
Adjusted EBITDA	$16,451	$16,800
Net loss margin	(5.6)%	(9.7)%
Adjusted EBITDA margin	12.2%	12.6%

(1)
Represents non-cash stock-based compensation expenses related to (i) option awards issued to employees, (ii) restricted stock grants issued to directors and selected employees, (iii) and stock appreciation rights grants issued to selected employees.
(2)
Represent start-up losses related to losses incurred on (i) the expansion of lab testing methods and lab capacity, including into new geographies, (ii) introduction of new software and consulting service lines (iii) expansion into Europe in advance of projects driven by new regulations.
(3)
Includes financial and tax diligence, consulting, legal, valuation, accounting and travel costs and acquisition-related incentives related to our acquisition activity.
(4)
Amounts relate to the change in fair value of the interest rate swap instrument and the embedded derivative attached to the Series A-2 preferred stock.
(5)
Amounts represent non-capitalizable expenses associated with refinancing and amending our debt facilities.
(6)
Reflects the difference between the expected settlement value of acquisition related earn-out payments at the time of the closing of acquisitions and the expected (or actual) value of earn-outs at the end of the relevant period.
(7)
In 2022, amounts include costs associated with the closing of a lab. In 2021, amounts include non-operational charges incurred due to the remeasurement of finance leases as a result of the adoption of ASC 842 and costs related to the implementation of a new ERP.